Exhibit 5.1

DUKE ENERGY BUSINESS SERVICES LLC

526 South Church Street
Charlotte, North Carolina 28202

January 6, 2023

Duke Energy Carolinas, LLC

526 South Church Street

Charlotte, North Carolina 28202

Re:	Duke Energy Carolinas, LLC $900,000,000 First and Refunding Mortgage Bonds, 4.95% Series due 2033 and $900,000,000 First and Refunding Mortgage Bonds, 5.35% Series due 2053

Ladies and Gentlemen:

I am Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Carolinas, LLC, a North Carolina limited liability company (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offerings of $900,000,000 aggregate principal amount of the Company’s First and Refunding Mortgage Bonds, 4.95% Series due 2033 and $900,000,000 aggregate principal amount of the Company’s First and Refunding Mortgage Bonds, 5.35% Series due 2053 (collectively, the “Securities”) to be issued pursuant to a First and Refunding Mortgage, dated as of December 1, 1927, (the “Original Mortgage”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as amended and supplemented by various supplemental indentures including by the One-Hundred and Seventh Supplemental Indenture, dated as of January 6, 2023, relating to the Securities (the “One-Hundred and Seventh Supplemental Indenture”) (as so amended and supplemented, the “Mortgage”). On January 3, 2023, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

I am a member of the bar of the State of North Carolina and my opinion set forth herein is limited to North Carolina limited liability company law. I do not express any opinion with respect to any other law of the State of North Carolina or any other jurisdiction, or as to the effect thereof on the opinion herein stated. The Mortgage and the forms of Securities do not include provisions specifying the governing law. For purposes of my opinions, I have assumed that the Mortgage and the Securities are governed exclusively by the internal substantive laws and judicial interpretations of the State of North Carolina.

In rendering the opinions set forth herein, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)            the registration statement on Form S-3 (File No. 333-267583-02) of the Company filed on September 23, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, effective upon filing with the Commission on September 23, 2022 pursuant to Rule 462(e) of the Rules and Regulations, being hereinafter referred to as the “Registration Statement”);

(b)           the prospectus, dated September 23, 2022, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(c)           the preliminary prospectus supplement, dated January 3, 2023, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)           the prospectus supplement, dated January 3, 2023, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)           the Issuer Free Writing Prospectus filed with the Commission on January 3, 2023 pursuant to Rule 433(d) of the Securities Act and Section 5(e) of the Underwriting Agreement;

(f)            the Articles of Organization of the Company, dated as of April 3, 2006, as amended;

(g)           the Limited Liability Company Operating Agreement of the Company, dated as of April 3, 2006, as amended;

(h)           an executed copy of the Underwriting Agreement;

(i)            specimens of the Securities;

(j)            an executed copy of the Mortgage;

(k)           an executed copy of the One-Hundred and Seventh Supplemental Indenture;

(l)            resolutions adopted by the Board of Directors of the Company, effective September 16, 2019, relating to the preparation and filing with the Commission of the Registration Statement and the issuance of the Company’s securities; and

(m)          the written consent of Assistant Treasurer, Chris R. Bauer, effective January 3, 2023, relating to the offering of the Securities.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, limited liability company or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, limited liability company or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(i)            the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting mortgagees’ and other creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and

(ii)           I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and executed by the Company, and that when duly authenticated by the Trustee and issued and delivered by the Company against the applicable payment therefor in accordance with the terms of the Underwriting Agreement and the Mortgage, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Mortgage and enforceable against the Company in accordance with their terms.

I hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K. I also consent to the reference to my name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robert T. Lucas III
Robert T. Lucas III, Esq.